

Amerityre Corporation

ANNUAL SHAREHOLDER MEETING

DECEMBER 2, 2020

AMERITYRE
corporation
Superior Tire Technology –

Disclosure

- There are no guarantees about the stock market or Amerityre, before you invest in any security, you can help protect yourself by being an educated investor. If you are interested in Amerityre stock, we recommend that, at a minimum, you read our latest proxy statement, annual report and SEC Forms 10-K, 10-Q and 8-K for the past year. These reports are filed with the SEC and are available at: http://www.sec.gov. It is also advisable to learn more about us and our industry through a variety of public materials.

- The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. The information in this presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance.

- The Company's forward-looking statements are based on management's current expectations and assumptions regarding the Company's business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements.

Overview

Amerityre is a provider of polyurethane tire solutions to a variety of end users. It develops and manufactures non-pneumatic polyurethane tires for the following market segments:

- Polyurethane Foam Tires
- Polyurethane Elastomer Industrial Tires
- Agricultural and Lawn/Garden Tires

	September 30, 2020
Trading symbol	AMTY.OB (OTCBB)
Common shares outstanding	70,172,868
Market capitalization at $0.03 per share	$2,105,186
Notes, Debt & Operating Lease Obligations	$624,473
Cash	$619,000
Enterprise value	$2,110,659

Revenue History



6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
FY2015
FY2016
FY2017
FY2018
FY2019
FY2020

Historical Net Profit (Loss)


100,000
50,000
-
(50,000)
(100,000)
(150,000)
(200,000)
(250,000)
(300,000)
(350,000)
FY2015
FY2016
FY2017
FY2018
FY2019
FY2020

Revenue by Quarter, FY19 and FY20



1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20

Net Income (Loss) By Quarter
FY19 and FY20



150,000
100,000
50,000
-
(50,000)
(100,000)
(150,000)
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20

Recap of Fiscal Year 2020

- Amerityre reported record annual net income of approximately $42,500 for FY 2020.
- Sales revenue for FY2020 was 10 percent higher compared to FY2019 levels.
- Annual profit was achieved despite the negative impacts of the COVID-19 pandemic during Q4.
- Cash position of the company continues to improve.
- Elastothane 500™ formulation continues to be well received in the marketplace.
- Shelton Capital became Amerityre's largest shareholder after preferred share conversion in May 2020.

Current Situation

- The financial strength of the company continues to improve.
- Record profitability achieved through emphasis on cost control and strong revenue growth.
- Overall market conditions remain challenging as the economy continues to recover from the impact of COVID-19.
- We are seeing pressure on gross margins due to imported rim tariffs and higher raw material prices.
- All investments continue to be financed out of internal cash flow.

Amerityre Competitive Advantages

- Largest USA-based manufacturer of polyurethane foam, flat-free tires.
- Superior closed cell, polyurethane foam and polyurethane elastomer technologies produce best-in-class, flat-free tires.
- In-house ability to design and engineer new tire products results in quicker and more effective response than our competition.
- Amerityre has earned a reputation for manufacturing products that address challenging customer applications.

Amerityre Competitive Challenges

- Limited sales and distribution channels compared to competitors.
- Limited financial resources compared to larger competitors.
- Rising costs due to higher raw material prices, tariffs, and COVID -19 related expenses.
- Fewer economies of scale compared to our larger competitors.
- Educating the marketplace about our superior product value proposition is expensive.

FY 2021 Objectives

- Develop relationships with larger distribution partners to increase overall sales revenue.
- Continue promotion of Elastomer 500™ based products in the marketplace.
- Establish new "anchor products" with new and existing customers, particularly OEMs.
- Maintain the financial and operation discipline to maximize our efficiency as we continue to grow revenues.
- Continue development of our Operations team to improve our production capabilities.

FY 2021 Objective
Sales/Marketing Initiatives

- Communicate Amerityre's products and value proposition by using our website as an educational tool.
- Establish partnerships with distributors and original equipment manufacturers (OEMs).
- Improve Amerityre brand awareness through participation at strategic trade shows and other promotional activities.

FY 2021 Objective
Product Innovation

- Continue product development projects to utilize our proprietary formulations for new tire solutions and to address unmet needs in the marketplace.
- Leverage relationships with new and existing customers to identify and develop proprietary and/or private label products ("Anchor Products").

FY 2021 Objective
Operations Team Development

Enhance manufacturing flexibility and capacity optimization through improvements in equipment and manpower.

- Cross training of all operations employees to provide skills development and flexibility.
- Identify opportunities to invest in equipment to improve productivity and manufacturing capability.
- Highlight the impact each individual has on overall company profitability.
- Create personal ownership and accountability for all tasks in each individual's area of responsibility.

Summary

- We expect FY 2021 to be challenging for Amerityre as we confront higher costs and a weakening US economy.
- Our product portfolio offers potential opportunities to increase revenue with new and existing customers.
- The key to success going forward is to address market opportunities in the following segments:
  - Golf Cart / Industrial Tires
  - Bicycle and Bicycle tire inserts
  - Elastothane 500™ tire applications (lawn and garden, personnel carriers, etc.)
- I remain very optimistic about Amerityre's future business prospects

We thank our shareholders for their continued support!